UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

GRAPHENE & SOLAR TECHNOLOGIES LIMITED

COLORADO	333-174194	27-2888719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

433 Camden Drive, Ste. 600

Beverly Hills, CA 90210

(Address of principal executive offices)

(310) 887-1477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 14, 2019, Farber Hass Hurley LLP (“Farber”) resigned as the independent registered public accounting firm of Graphene & Solar Technologies Limited (the “Company”). Farber has served as the Company’s independent registered public accounting firm since February 4, 2019, and, as such, did not issue any audit report for any period, including for the fiscal year ended September 30, 2018.

During the period from February 4, 2019 through August 14, 2019, there were no disagreements with Farber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which, if not resolved to Farber’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company’s financial statements for such period. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that Farber stated in its resignation letter that the volume of inconsistent and incomplete information and the lack of support for transactions involving the Company, its subsidiary and affiliate in the quarter ended June 30, 2019 has made it impossible for Farber to conclude its review on the financial results for the quarter ended June 30, 2019. The Company provided Farber with a copy of the disclosures it is making in response to Item 304(a) and has requested that Farber furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter is filed herewith as Exhibit 16.1.

The Company has not, as of this date, engaged the services of a successor independent registered public accounting firm. However, the Company intends to timely file a Current Report on Form 8-K reporting such engagement upon doing so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2019	GRAPHENE & SOLAR TECHNOLOGIES LIMITED

	By:	/s/ ROGER MAY
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Farber Hass Hurley LLP

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